REORGANIZATION,
                       STOCK AND ASSET PURCHASE AGREEMENT

                                 by and between

                               AMRES Holding, LLC
                       a Nevada limited liability company

                                       and

                                 Vince Rinehart
                                  an individual

                                 on the one hand


                                       and


                       American Residential Funding, Inc.
                              a Nevada corporation

                          and its Majority Shareholder

                               Anza Capital, Inc.
                              a Nevada corporation

                                on the other hand




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               REORGANIZATION, STOCK AND ASSET PURCHASE AGREEMENT

      This REORGANIZATION, STOCK AND ASSET PURCHASE AGREEMENT ("Agreement") is dated as of September 30, 2005, by and among AMRES Holding, LLC, a Nevada limited liability company ("AMRES Holding") and Vince Rinehart, an individual and sole member of AMRES Holding ("Rinehart") on the one hand, and American Residential Funding, Inc., a Nevada corporation ("AMRES") and Anza Capital, Inc., a Nevada corporation (the "Shareholder"), on the other hand. Each of AMRES Holding, Rinehart, AMRES, and the Shareholder shall be referred to herein as a "Party" and collectively as the "Parties."

                               W I T N E S S E T H

      WHEREAS, the Shareholder owns approximately 63.6% of the issued and outstanding common stock of AMRES (the "AMRES Common Shares"), 100% of the issued and outstanding Series A Preferred Stock of AMRES and 100% of the issued and outstanding Series B Convertible Preferred Stock of AMRES (the "AMRES Preferred Shares", and together with the AMRES Common Shares, the "AMRES Securities"), as set forth in Exhibit A attached hereto;

      WHEREAS, the Shareholder owns all of the assets set forth on Exhibit B attached hereto (the "Shareholder Assets"), that when taken with the AMRES Securities constitutes substantially all of the assets of Shareholder (the AMRES Securities and the Shareholder Assets shall collectively be referred to as the "Acquired Assets");

      WHEREAS, the Shareholder desires to sell and AMRES Holding desires to purchase all of the Acquired Assets in accordance with the terms set forth herein;

      NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

                                    ARTICLE 1
                    SALE AND PURCHASE OF THE ACQUIRED ASSETS

      1.1 Sale of the Acquired Assets. At the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholder shall sell to AMRES Holding and AMRES Holding shall purchase from the Shareholder, all of the Acquired Assets.

      1.2 Purchase Price. As consideration for the purchase of the Acquired Assets, the following shall occur (collectively referred to as the "Purchase Price"):

            (a) Rinehart will transfer his entire ownership interest in the Shareholder, consisting of 988,275 shares of common stock and 18,800 shares of Series F Convertible Preferred Stock (the "Rinehart Securities") to Viking Investments USA, Inc. ("Viking") as follows:

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                  (1) Rinehart will deliver the 988,275 shares of common stock to Viking;

                  (2) Rinehart will convert the 18,800 shares of Series F
            Convertible Preferred Stock into 1,880,000 shares of common stock and deliver said common stock to Viking;

            (b) AMRES Holding will assign a warrant to acquire 250,000 shares of common stock of the Shareholder to Viking (the "Warrants");

            (c) Rinehart will terminate that certain Employment Agreement dated June 1, 2001, by and between Rinehart and the Shareholder (formerly known as e-Net Financial.com, Inc.) and waive his right to severance thereunder (the "Rinehart Employment Agreement");

            (d) AMRES will assume all obligations under that certain real property lease by and between Shareholder and Fifth Street Properties-DS, LLC and will execute an Assumption of Lease in form satisfactory to the Parties and the lessor thereunder; and

            (e) AMRES will deliver to Viking its ownership interest in Shareholder, consisting of 4,137,500 shares of Shareholder common stock (the "Subsidiary Shares").

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                          OF AMRES AND THE SHAREHOLDER

      2.1 Representations and Warranties of AMRES and the Shareholder. To induce AMRES Holding and Rinehart to enter into this Agreement and to consummate the transactions contemplated hereby, AMRES and the Shareholder, and each of them, represent and warrant as of the date hereof and as of the Closing, as follows:

            2.1.1 Authority of AMRES and the Shareholder; Transfer of Acquired Assets. AMRES and the Shareholder have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of AMRES and the Shareholder. The Shareholder shall transfer title in and to the Acquired Assets to AMRES Holding free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, other than customary restrictions imposed by the securities laws.

            2.1.2 Corporate Existence of AMRES. AMRES is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good

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      standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

            2.1.3 Capitalization of AMRES. The authorized equity securities of AMRES consists of 500,000,000 shares of common stock, par value $0.001, of which 133,520,000 shares are issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.001, of which 1,825,000 shares are issued and outstanding. The outstanding preferred stock is divided into two classes, comprising 1,250,000 authorized shares of Series A Convertible Preferred Stock of which 825,000 shares are issued and outstanding, and 1,000,000 authorized shares of Series B Convertible Preferred Stock of which 1,000,000 are issued and outstanding. No other shares of capital stock of AMRES are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. AMRES is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in AMRES are vested exclusively in its outstanding shares of common stock and Series B Convertible Preferred Stock, each share of common stock is entitled to one vote on every matter to come before it's Shareholder, and each share of Series B Convertible Preferred Stock is entitled to that number of votes equal to the number of shares of AMRES common stock to which it can be converted (85% of the votes all together), and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of AMRES' equity securities.

            2.1.4 Subsidiaries. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. AMRES has no subsidiaries.

            2.1.5 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which AMRES, its Subsidiaries, or the Shareholder are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of AMRES, its Subsidiaries, or the Shareholder; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state

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      regulatory agency to impose any restrictions or limitations of any nature on AMRES, its Subsidiaries, or the Shareholder or any of their respective actions.

            2.1.6 Taxes.

                  2.1.6.1 Except as set forth in Schedule 2.1.6.1, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to AMRES and its Subsidiaries which have become due and payable on the date hereof have been paid in full or adequately reserved against by AMRES, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

                  2.1.6.2 There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against AMRES or its Subsidiaries, nor are there any actions, suits, proceedings, investigations or claims now pending against AMRES or its Subsidiaries, nor are there any actions, suits, proceedings, investigations or claims now pending against AMRES or its Subsidiaries in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against AMRES or its Subsidiaries; and

                  2.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against AMRES or its Subsidiaries.

            2.1.7 Disputes and Litigation. Except as set forth in Schedule 2.1.7, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting AMRES, its Subsidiaries, or any of their properties, assets or business or to which they are a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect AMRES, its Subsidiaries, or any of their properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting AMRES, its Subsidiaries, or any of their properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of AMRES or its Subsidiaries, or any such person's heirs, executors or administrators as against AMRES or its Subsidiaries.

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            2.1.8 Compliance with laws. Except as set forth in Schedule 2.1.8,
      AMRES and its Subsidiaries have at all times been, and presently are, in full compliance with, and have not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. AMRES and its Subsidiaries have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of AMRES and its Subsidiaries for the conduct of their business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by AMRES and its Subsidiaries.

            2.1.9 Guaranties. AMRES and its Subsidiaries have not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of AMRES or its Subsidiaries.

            2.1.10 Books and Records. AMRES and its Subsidiaries keep their books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of AMRES and its Subsidiaries contain records of their shareholder' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholder referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. Attached hereto as Exhibit C is (a) an income statement and a balance sheet of AMRES and its Subsidiaries as of and for the fiscal years ended April 30, 2004 and 2005,
      (b) a balance sheet as of and for the year ended April 30, 2004 and 2005.

                                    ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF AMRES HOLDING AND RINEHART

      3.1 Representations and Warranties of AMRES Holding and Rinehart. To induce AMRES and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, AMRES Holding and Rinehart each represents and warrants, as of the date hereof and as of the Closing, as follows:

            3.1.1 Authority of AMRES Holding and Rinehart. AMRES Holding and Rinehart each have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto constitutes the legal, valid and binding obligation of AMRES Holding and Rinehart.

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            3.1.2 Corporate Existence and Authority of AMRES Holding. AMRES
      Holding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

            3.1.3 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which AMRES Holding or its Subsidiaries or Rinehart are a party or by which they or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of AMRES Holding or its Subsidiaries or Rinehart; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on AMRES Holding or its Subsidiaries or Rinehart or any of their actions.

                                    ARTICLE 4
                        CLOSING AND DELIVERY OF DOCUMENTS

      4.1 Closing. The Closing (the "Closing") shall take place at the offices of AMRES Holding, 3200 Bristol Street, Suite 700, Costa Mesa, CA 92626, no later than the close of business (Orange County, California time) on November 8, 2005, or at such other place, date and time as the Parties may agree in writing (the "Closing Date").

      4.2 Deliveries by Rinehart. At the Closing, Rinehart shall deliver to Viking the following:

            4.2.1 The Rinehart Securities subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, executed or accompanied by a stock power for valid transfer to Viking.

            4.2.2 A document, acceptable to the Parties, to terminate the Rinehart Employment Agreement.

      4.3 Delivery by AMRES: At the Closing, AMRES shall deliver the following:

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            4.3.1 AMRES shall deliver to AMRES Holding:

                  (a) written confirmation of the approval of the herein
            described transactions by AMRES' Board of Directors;

                  (b) an officers certificate, executed by the President, Chief
            Executive Officer, and Secretary of AMRES, in the form attached hereto as Exhibit D; and

                  (c) financial statements of AMRES as set forth in Section
            2.1.10.

            4.3.2 AMRES shall deliver to Viking the Subsidiary Shares.

            4.3.3 AMRES shall deliver a document, acceptable to the Parties, sufficient to assume the lease as set forth in Section 1.2(d).

      4.4 Delivery by The Shareholder: At the Closing, the Shareholder shall deliver the following:

            4.4.1 The Shareholder shall deliver to AMRES Holding:

                  (a) the AMRES Securities subject to no liens, security
            interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, executed or accompanied by a stock power for valid transfer of the AMRES Securities to AMRES Holding; and

                  (b) the Shareholder Assets subject to no liens, security
            interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, executed or accompanied by a stock power (if part of the Shareholder Assets consists of stock certificates) for valid transfer of the Shareholder Assets to AMRES Holding.

                  (c) an officers certificate, executed by the President and
            Chief Executive Officer of Shareholder, in the form attached hereto as Exhibit E.

      4.5 Delivery by AMRES Holding: At the Closing, AMRES Holding shall deliver to Viking the Warrants.

                                    ARTICLE 5
                  CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

      5.1 Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

            5.1.1 The obligation of AMRES Holding to pay the Purchase Price and to satisfy its

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      other obligations hereunder shall be subject to the fulfillment (or waiver by AMRES Holding and Rinehart), at or prior to the Closing, of the following conditions, which AMRES and the Shareholder agrees to use their best efforts to cause to be fulfilled:

                  (a) Representations, Performance. If the Closing Date is not
            the date hereof, the representations and warranties contained in
            Section 2.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; AMRES and the Shareholder shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and AMRES shall have delivered to AMRES Holding a certificate dated the Closing Date, and signed by its Chief Executive Officer, President, and Secretary to the effect set forth above in this section.

                  (b) Consents. Any required consent to the transactions
            contemplated by this Agreement shall have been obtained or waived.

                  (c) Litigation. No suit, action, arbitration or other
            proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of AMRES.

                  (d) Proceedings and Documentation. All corporate and other proceedings of AMRES in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to AMRES Holding, Rinehart and their counsel, and AMRES Holding, Rinehart and their counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which AMRES Holding and Rinehart are entitled and as may be reasonably requested.

                  (e) Property Loss. No portion of AMRES' assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to AMRES Holding through the proceeds of applicable insurance or condemnation award.

                  (f) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable AMRES Holding to fully operate the business of AMRES and its Subsidiary as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

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                  (g) Board of Director and Shareholder Approval of Shareholder.
            The approval of this Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Shareholder.

                  (h) Conditional Closing. The Closing shall be subject to the closing of the transaction contemplated by that certain Common Stock Purchase Agreement dated September 19, 2005, by and between Rinehart, AMRES Holding, Viking and the Shareholder.

      5.1.2 The obligation of AMRES and the Shareholder to deliver the AMRES Securities and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by AMRES and the Shareholder), at or prior to the Closing, of the following conditions, which AMRES Holding agrees to use its best efforts to cause to be fulfilled:

                  (a) Representations, Performance. If the Closing Date is not
            the date hereof, the representations and warranties contained in
            Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; AMRES Holding shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and AMRES Holding shall have delivered to AMRES a certificate dated as of the Closing Date, and signed by its Chief Executive Officer, President, and Secretary to the effect set forth above in this section.

                  (b) Proceedings and Documentation. All corporate and other proceedings of AMRES Holding in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to AMRES and AMRES' counsel, and AMRES and AMRES' counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which AMRES is entitled and as may be reasonably requested.

                  (c) Conditional Closing. The Closing shall be subject to the closing of the transaction contemplated by that certain Common Stock Purchase Agreement dated September 19, 2005, by and between Rinehart, AMRES Holding, Viking and the Shareholder.

      5.2 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior

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to the Closing Date only by the mutual consent of all of the Parties. Following the Closing Date, this Agreement may be terminated by either Party upon delivery of written notice to the other Party.

      5.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                                    ARTICLE 6
                           COVENANTS, INDEMNIFICATION

      6.1 To induce AMRES Holding to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, AMRES and the Shareholder covenant and agree as follows:

            6.1.1 Notices and Approvals. AMRES and the Shareholder agree: (a) to give all notices to third parties which may be necessary or deemed desirable by AMRES Holding and Rinehart in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by AMRES Holding and Rinehart in connection with this Agreement and the consummation of the transaction contemplated hereby; and
      (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by AMRES Holding and Rinehart in connection with this Agreement and the consummation of the transactions contemplated hereby.

            6.1.2 Information for AMRES Holding's Statements and Applications. AMRES and the Shareholder and their employees, accountants and attorneys shall cooperate fully with AMRES Holding in the preparation of any statements or applications made by AMRES Holding to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish AMRES Holding with all information concerning AMRES and the Shareholder necessary or deemed desirable by AMRES Holding for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

            6.1.3 Access to Information. AMRES Holding and Rinehart, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of AMRES and the Shareholder and have full access to all of the

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

      books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

      6.3 Indemnification.

            6.3.1 Indemnity of AMRES and the Shareholder. AMRES Holding and Rinehart agree to indemnify, defend and hold the AMRES and the Shareholder harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by AMRES Holding and Rinehart of any representation, warranty, covenant or agreement of AMRES Holding and Rinehart contained in this Agreement or the schedules and exhibits hereto. For purposes of Section 6.3, the term "Losses" shall mean all damages, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by AMRES or the Shareholder under this section unless and until the aggregate amount of all Losses of AMRES and the Shareholder in respect thereof shall exceed $5,000.

            6.3.2 Indemnity of AMRES Holding. AMRES and the Shareholder, and each of them, hereby agrees to indemnify, defend and hold AMRES Holding harmless from and against any and all Losses arising out of or resulting from the breach by AMRES or the Shareholder of any representation, warranty, agreement or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by AMRES Holding under this section unless and until the aggregate amount of all Losses of AMRES Holding in respect thereof shall exceed $5,000.

            6.3.3 Indemnification Procedure.

                  (a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

                  In the event any indemnified party is entitled to
            indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

                  (b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to this Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

                                    ARTICLE 7
                                  MISCELLANEOUS

      7.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

      7.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

      To AMRES Holding                AMRES Holding, LLC
      or Rinehart:                    3200 Bristol Street, Suite 700
                                      Costa Mesa, CA 92626
                                      Attn:  Vincent Rinehart, Managing Member
                                      Facsimile (714) 424-0389

      To AMRES or the Shareholder:    c/o Anza Capital, Inc.
                                      3200 Bristol Street, Suite 700
                                      Costa Mesa, CA 92626
                                      Attn:  Vincent Rinehart, President
                                      Facsimile (714) 424-0389

               with a copy to:        The Lebrecht Group, APLC
                                      22342 Avenida Empresa, Suite 220
                                      Rancho Santa Margarita, CA  92688
                                      Attn:  Brian A. Lebrecht, Esq.
                                      Facsimile (949) 635-1244

      The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

      7.3 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

      7.4 Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

      7.5 Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

      7.6 Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      7.7 Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      7.8 Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

      7.9 Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

      7.10 Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

      7.11 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

      7.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

      7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[signature page to follow]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

"AMRES Holding"                              "AMRES"

AMRES Holding, LLC,                          American Residential Funding, Inc.,
a Nevada limited liability company           a Nevada corporation


/s/ Vincent Rinehart                         /s/ Vincent Rinehart
-------------------------------------        --------------------
By:      Vincent Rinehart                    By:      Vincent Rinehart
Its:     Managing Member                     Its:     President







"Shareholder"                                "Rinehart"

Anza Capital, Inc.,
a Nevada corporation


/s/ Vincent Rinehart                         /s/ Vincent Rinehart
-------------------------------------        --------------------
By:      Vincent Rinehart                    Vincent Rinehart,
Its:     President                           an individual

Schedules

Schedule 2.1.6.1 - AMRES Taxes
Schedule 2.1.7 - AMRES Disputes and litigation
Schedule 2.1.8 - AMRES Compliance with laws

                                Schedule 2.1.6.1

                                   AMRES Taxes




[Insert]
































                                  Schedule - 1

                                 Schedule 2.1.7

                          AMRES Disputes and litigation



[Insert]





























                                  Schedule - 2

                                 Schedule 2.1.8

                           AMRES Compliance with laws



[Insert]

































                                  Schedule - 3

                                    Exhibit A

                                AMRES Securities


                            No. of Shares Owned by
Security                         Shareholder         No. of Shares Outstanding
------------------------ -------------------------  ---------------------------

AMRES Common Shares               85,000,000                133,520,000

Series A Preferred Stock           825,000                    825,000

Series B Convertible              1,000,000                  1,000,000
Preferred Stock

                                    Exhibit B

                               Shareholder Assets




[Insert]

                                    Exhibit C

                             Assets and Liabilities
                            and Financial Statements
                                    of AMRES


[Insert]

                                    Exhibit D

                           AMRES Officers Certificate

                                    Exhibit E

                        Shareholder Officers Certificate











































                                      E - 1